UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 13, 2016, TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly-owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Valeura Energy Netherlands B.V. (“Valeura”) for the sale of all of the equity interests in Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”).  TBNG owns a portion of the Company’s interests in the Thrace Basin area in Turkey.

Pursuant to the Share Purchase Agreement, Valeura will pay $22.0 million to TransAtlantic Worldwide, subject to purchase price adjustments for the period from March 31, 2016 (the effective date of the sale) through the closing date, in exchange for the transfer of all of the equity interests in TBNG.

The Share Purchase Agreement contains customary representations, warranties, covenants, indemnification and termination rights of the parties.  The closing of the sale is subject to the satisfaction of  certain closing conditions, including the receipt of required regulatory approvals and the sale by Valeura of certain assets to a third party.  The Company expects the transaction to close during the fourth quarter of 2016.

The foregoing description of the Share Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for the purposes of the Share Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Share Purchase Agreement as statements of factual information.

Item 7.01  Regulation FD Disclosure.

On October 13, 2016, the Company issued a press release announcing its entry into the Share Purchase Agreement with Valeura and providing a production update. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1

Share Purchase Agreement, dated October 13, 2016, by and between TransAtlantic Worldwide, Ltd. and Valeura Energy Netherlands B.V. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press release, dated October 13, 2016, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 13, 2016

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad D. Burkhardt
Chad D. Burkhardt
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1

Share Purchase Agreement, dated October 13, 2016, by and between TransAtlantic Worldwide, Ltd. and Valeura Energy Netherlands B.V.  (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press release, dated October 13, 2016, issued by TransAtlantic Petroleum Ltd.